EXHIBIT 99.1

Contact:	Kathleen Campbell, Marketing Director	First Citizens National Bank
	570-662-0422	15 S. Main Street
	570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Second Quarter 2011 Earnings

MANSFIELD, PENNSYLVANIA— July 26, 2011 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the second quarter ended June 30, 2011.

Net income for the six months ended June 30, 2011 totaled $5,977,000 which compares to $5,673,000 for the same record period last year.  This represents an increase of $304,000, or 5.4%.  Earnings per share of $2.07 increased 5.6% from $1.96 per share last year.  Annualized return on equity for the comparable periods was 17.22% and 18.49%, while return on assets was 1.44% and 1.52%, respectively.

For the three months ended June 30, 2011, net income totaled $3,147,000 which compares to $2,927,000 for the second quarter of 2010.  This represents an increase of $220,000, or 7.5%.  Earnings per share of $1.09 increased 7.9% from $1.01 per share last year.  Annualized return on equity for the comparable periods was 17.85% and 19.09%, while return on assets was 1.50% and 1.57%, respectively.

Net interest income, before the provision for loan loss, increased from $13,556,000 for the six months ended June 30, 2010 to $14,012,000 this year, an increase of $456,000, or 3.4%.  On a tax equivalent basis, net interest margin on interest earning assets has declined from 4.26% last year to 3.96% this year.  This is mostly due to a decline in asset yields, particularly yields on investment securities.  CEO and President Randall E. Black stated, “We have maintained our strategy of purchasing primarily short-term investments in order to position us with available liquidity when market conditions and investment opportunities improve, thus managing for both current and longer term returns.  Given the current interest rate environment, we have been able to somewhat offset this by decreasing our deposit costs by continuing to attract more low cost deposits and benefit directly from re-pricing of our certificates of deposit to market”.

As of June 30, 2011, total assets continued to climb to $853.0 million, which was an increase of $40.5 million or 5.0% from December 31, 2010, and an increase of $79.3 million from June 30, 2010, or 10.2%.  The investment portfolio totaled $288.6 million as of June 30, 2011.  This compares to $251.3 million as of December 31, 2010 and $217.3 million as of June 30, 2010.  Net loans have increased a modest $3.1 million during the first six months of 2011 to a total of $470.7 million.  Mr. Black further stated, “The continued weak economic environment has resulted in significantly lower loan demand, which has been offset by the lending opportunities related to the Marcellus Shale natural gas exploration efforts.  We continuously review and pursue these opportunities, subject to our commitment to maintaining disciplined underwriting standards”.  Deposits have increased $32.4 million or 4.8% since December 31, 2010.

Credit quality, which compares favorably to peer, has stabilized and has actually improved from December 31, 2010.  Non-performing assets as a percent of loans was 2.25% as of June 30, 2011, which compares to 2.80% as of December.  As a result, the provision for loan losses for the first six months of 2011 was $375,000 compared with $540,000 for the comparable period last year.

Stockholders’ equity totaled $75.3 million at June 30, 2011, representing an increase of $6.6 million, or 9.6%, from December 31, 2010.  Compared to June 30, 2010, stockholders’ equity has increased $8.7 million, or 13.1%.  Book value per share was $24.94 compared with $22.17 as of June 30, 2010, an increase of 12.5%.  First Citizens continues to remain well capitalized based upon regulatory guidelines.  On July 5, 2011, a cash dividend of $.265 per share as well as a 1% stock dividend were declared and will be paid on July 29, 2011 to shareholders of record as of July 15, 2011.  The cash dividend of $.265 per share represents an increase of 3.9% over the July 2010 dividend.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	June 30	December 31	June 30
(in thousands except share data)	2011	2010	2010
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 11,318	$ 9,541	$ 9,656
Interest-bearing	33,114	34,454	30,728
Total cash and cash equivalents	44,432	43,995	40,384

Available-for-sale securities	288,610	251,303	217,261

Loans (net of allowance for loan losses: June 30, 2011, $6,163;
December 31, 2010, $5,915; June 30, 2010, $5,302)	470,749	467,602	467,037

Premises and equipment	11,956	12,503	12,694
Accrued interest receivable	3,717	3,455	3,228
Goodwill	10,256	10,256	10,256
Bank owned life insurance	13,416	13,171	12,917
Other assets	9,846	10,241	9,900

TOTAL ASSETS	$ 852,982	$ 812,526	$ 773,677

LIABILITIES:
Deposits:
Noninterest-bearing	$ 80,545	$ 75,589	$ 63,954
Interest-bearing	632,582	605,122	582,709
Total deposits	713,127	680,711	646,663
Borrowed funds	55,408	55,996	52,763
Accrued interest payable	1,556	1,779	1,787
Other liabilities	7,592	5,350	5,861
TOTAL LIABILITIES	777,683	743,836	707,074
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at June 30, 2011, December 31, 2010 and June 30, 2010;
none issued in 2011 or 2010	-	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at June 30, 2011, December 31, 2010 and
June 30, 2010; issued 3,104,434 shares at June 30, 2011 and December 31, 2010;
3,076,253 shares at June 30, 2010	3,104	3,104	3,076
Additional paid-in capital	14,295	14,235	13,486
Retained earnings	59,393	54,932	51,575
Accumulated other comprehensive income	3,244	1,054	3,112
Treasury stock, at cost: 214,942 shares at June 30, 2011; 212,067 shares at
December 31, 2010 and 212,486 shares at June 30, 2010	(4,737)	(4,635)	(4,646)
TOTAL STOCKHOLDERS' EQUITY	75,299	68,690	66,603
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 852,982	$ 812,526	$ 773,677

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2011	2010	2011	2010
INTEREST INCOME:
Interest and fees on loans	$ 7,463	$ 7,752	$ 14,858	$ 15,486
Interest-bearing deposits with banks	20	17	42	31
Investment securities:
Taxable	1,176	1,264	2,348	2,599
Nontaxable	892	727	1,757	1,368
Dividends	14	7	29	13
TOTAL INTEREST INCOME	9,565	9,767	19,034	19,497
INTEREST EXPENSE:
Deposits	2,046	2,519	4,134	5,061
Borrowed funds	443	439	888	880
TOTAL INTEREST EXPENSE	2,489	2,958	5,022	5,941
NET INTEREST INCOME	7,076	6,809	14,012	13,556
Provision for loan losses	150	235	375	540
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	6,926	6,574	13,637	13,016
NON-INTEREST INCOME:
Service charges	1,002	937	1,843	1,790
Trust	146	135	303	281
Brokerage and insurance	123	141	218	223
Gains on loans sold	34	35	75	48
Investment securities gains, net	114	35	234	99
Earnings on bank owned life insurance	124	125	245	249
Other	129	116	269	224
TOTAL NON-INTEREST INCOME	1,672	1,524	3,187	2,914
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,518	2,416	5,033	4,857
Occupancy	329	297	719	603
Furniture and equipment	106	111	223	217
Professional fees	172	153	329	333
Federal deposit insurance	250	217	500	454
Other	1,209	1,162	2,456	2,220
TOTAL NON-INTEREST EXPENSES	4,584	4,356	9,260	8,684
Income before provision for income taxes	4,014	3,742	7,564	7,246
Provision for income taxes	867	815	1,587	1,573
NET INCOME	$ 3,147	$ 2,927	$ 5,977	$ 5,673

Earnings Per Share	$ 1.09	$ 1.01	$ 2.07	$ 1.96
Cash Dividends Paid Per Share	$ 0.265	$ 0.255	$ 0.525	$ 0.505

Weighted average number of shares outstanding	2,887,276	2,898,480	2,888,094	2,898,571

Financial Highlights

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010
Performance Ratios and Share Data:
Return on average assets (annualized)	1.50%	1.57%	1.44%	1.52%
Return on average equity (annualized)	17.85%	19.09%	17.22%	18.49%
Net interest margin (tax equivalent)	3.94%	4.17%	3.96%	4.26%
Cash dividends paid per share	$0.265	$0.255	$0.525	$0.505
Earnings per share	$1.09	$1.02	$2.07	$1.98
Weighted average shares outstanding	2,887,276	2,898,480	2,888,094	2,898,571

Balance Sheet Highlights (dollars in thousands):	June 30, 2011	December 31, 2010	June 30, 2010

Assets	$852,982	$812,526	$773,677
Investment securities:
Available for sale	288,610	251,303	217,261
Loans (net of unearned income)	476,912	473,517	472,339
Allowance for loan losses	6,163	5,915	5,302
Deposits	713,127	680,711	646,663
Stockholders' Equity	75,299	68,690	66,603
Non-performing assets	10,725	13,238	6,833
Non-performing assets to total loans	2.25%	2.80%	1.45%
Annualized net charge-offs to total loans	0.05%	0.04%	0.05%
Average Leverage Ratio	8.53%	8.32%	8.36%
Common shares outstanding	2,889,492	2,892,367	2,863,767
Book value per share	$24.94	$23.38	$22.17